nwbo corporation & bob duane & cary hise,	primesource mortgage, inc.
individually	1112 n. main street
3230 camp bowie, suite a	roswell, nm 88201
fort worth, tx 76107

borrower’s name and address	lender’s name and address

For value received, I promise to pay to you, or your order, at your address listed above the principal sum of ninety eight thousand nine hundred fifty four dollars and 18/100 Dollars  $98,954.18.

☒ Single Advance:  I will receive all of this principle sum on 05/15/2007.  No additional advances are contemplated under this note.

interest:  I agree to pay interest on the outstanding principal balance from 05/30/2008 at the rate of 9.250% per year until 08/30/2009.

accrual method: Interest will be calculated on a ACTUAL/360 basis.

post maturity rate: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

☒	on the same fixed or variable rate basis in effect before maturity (as indicated above).

payments: I agree to pay this note as follows:

14 monthly interest payments of $1,000.00 each beginning 06-30-08 and 1 payment of $96,381.53 on 08/30/09.

☒ security: This note is separately secured by (described separate document by type and date):

security agreement dated February 16, 2007 and November 16, 2006.

signatures:  I agree to the terms of this note.

Signature for Lender

primesource mortgage, inc.	nwbo corporation & bob duane & cary hise, individually

/s/ Jeffrey R. Smith	/s/ Bob Duane, President & Individually

/s/ Cary Hise, Individually